Exhibit 99.1

 COLLECTORS UNIVERSE AGREES TO ACQUIRE GEMPRINT CORPORATION FOR $7.5 MILLION

   GEMPRINT TO PROVIDE ANTI-FRAUD AND ANTI-COUNTERFEITING PROTECTION FOR GCAL
                          DIAMOND GRADING CERTIFICATES

    NEWPORT BEACH, Calif., Nov. 30 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and buyers and sellers of high-value collectibles and diamonds, today reported its entry into an asset purchase agreement that provides for Collectors Universe to acquire the business and substantially all of the assets of Gemprint Corporation, which primarily includes a patented technology for non-invasive diamond identification. Gemprint uses the technology to digitally capture the unique refractive light pattern (or "gemprint") of each diamond that is processed with that technology. Collectors Universe has agreed to pay a purchase price consisting of $7.5 million in cash, at closing, plus $1 for each diamond registration using the Gemprint process in excess of 100,000 registrations during any year in the five year period immediately following consummation of the acquisition.

    Consummation of the Gemprint acquisition is subject to satisfaction of certain conditions, set forth in the asset purchase agreement, including the obtaining of third party consents and the approval of the holders of two-thirds of Gemprint's outstanding shares. Gemprint has set December 19, 2005 as the date for a special shareholders meeting at which its shareholders will vote on approval of the asset purchase agreement and the sale to Collectors Universe of Gemprint's business and assets. Collectors Universe has obtained, from a limited number of Gemprint shareholders, who own approximately 80% of Gemprint's outstanding shares, voting agreements by which they have agreed to vote for approval of the asset purchase agreement and the sale of Gemprint's business and assets to Collectors Universe. Subject to the satisfaction of the conditions contained in the asset purchase agreement, it is expected that the Gemprint acquisition will take place promptly after approval of the Gemprint shareholders has been obtained.

    GCAL, which was acquired by Collectors Universe on November 7, 2005, plans on incorporating the Gemprint process into its diamond grading process, so that each GCAL graded diamond will also carry a Gemprint image stored in GCAL's registered database. The incorporation of the Gemprint process will enable GCAL to record the unique "fingerprint" of each diamond it grades, which will make it possible to match GCAL graded diamonds, on a one-to-one basis, with their GCAL certificates. The result of the inclusion of Gemprint in the GCAL process is that GCAL will be able to provide an additional measure of protection against misrepresentations of diamond quality that can occur by, for example, switching a diamond grading certificate issued for a higher quality diamond to a lower quality diamond.

    "We are excited about our pending acquisition of Gemprint and the implications that this will have on GCAL and the overall diamond grading business. With the Gemprint 'fingerprint' on a GCAL grading certificate, we believe the entire diamond distribution channel, from diamond manufacturers to diamond dealers and to jewelry retailers, will have increased confidence in GCAL graded diamonds and the quality grades that are assigned to them," stated Michael Haynes, Chief Executive Officer of Collectors. "The enhanced security of the GCAL certificate will be a significant element in our brand differentiation and we plan on marketing this service, along with other GCAL services, throughout the diamond distribution channel."

    The Gemprint patented technology is based on (i) the digital capture of the unique refractive light pattern for each diamond (the diamond's "fingerprint" or "gemprint") (ii) the database storage of such digital images, and (iii) the inquiry, matching and verification of a requested diamond's digital light refraction pattern to the registered database of diamonds. The current technology has been in use by Gemprint for nine years and during the 12 months ended on October 31, 2005, Gemprint has added digital "fingerprint" images for over 30,000 diamonds to its database of unique digital images of the refractive light patterns of individual diamonds. The aggregate number of diamonds registered in the Gemprint database is now in excess of 500,000 diamonds. Details on the Gemprint process can be seen at www.gemprint.com.

    "We believe that our planned use of the Gemprint technology will represent a significant advancement in the security of the diamond grading certificate," reported Don Palmieri, President of GCAL. "With the incorporation of Gemprint into our grading process, we will be able to implement anti-fraud and anti-counterfeiting measures that we believe will make the GCAL grading certificate the most secure and trustworthy diamond grading certificate anywhere. We believe that, because the Gemprint process is non-invasive and the "fingerprint" it captures is inherent in the diamond itself, the Gemprint identification method is far superior to laser engraving a diamond, since such an engraving can be easily counterfeited by polishing off that engraving and then re-engraving the diamond," added Mr. Palmieri.

    Gemprint also manufactures a Gemprint ISi Verification System that includes a diamond light refraction capture device and associated PC-based software so that a diamond manufacturer, dealer or retailer will be able to capture the unique "gemprint" of any GCAL certified diamond and, using the software, will be able to submit the digital image for comparison to GCAL's registered database. If there is a match, then the GCAL certificate number will be returned to the user for verification of the GCAL certificate that accompanied the diamond. The Gemprint ISi Verification System is slightly larger than the size of a breadbox and is available for purchase at a nominal price.

    Clint Allen, Chairman of the Board of Collectors Universe added, "We continue to make strategic investments in the diamond market to support and strengthen our entry into this new market. The Gemprint acquisition is part of our strategy in GCAL to provide a quality diamond grading brand, with safety and security, that is supported by the anti-fraud and anti-counterfeiting measures that will be provided by the combination of the Gemprint identification system and GCAL's stringent grading process. The board of directors is fully committed to deploying our cash resources for our continued expansion into the diamond market."

    About Collectors Universe
    Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps currency and diamonds. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps and diamonds. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

    Forward Looking Information
    This news release contains statements regarding our expectations about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

    Our financial performance in the future may differ, possibly significantly, from our current expectations about our future financial performance as set forth in the forward looking statements contained in this news release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: the possibility of changes in general economic conditions or conditions in the collectibles markets, such as a possible decline in the popularity of some high-value collectibles, which could result in reductions in the volume of authentication and grading submissions and, therefore, the fees we are able to generate; a lack of diversity in our sources of revenues and our dependence on coin authentication and grading for a significant percentage of our total revenues, which makes us more vulnerable to adverse changes in economic and market conditions, including declines in the value of precious metals or recessionary conditions, that could lead to reduced coin and other collectibles submissions, with a resultant reduction in our revenues and in our income; the fact that five of our customers accounted for approximately 27% of our net revenues during fiscal 2005, which means that our operating result could decline if any of those customers were to terminate or significantly reduce the business that they conduct with us; our dependence on certain key executives and collectibles experts, the loss of the services of any of which could adversely affect our ability to obtain authentication and grading submissions and, therefore, could harm our operating results; increased competition from other collectibles services companies that could result in reductions in collectibles submissions to us or could require us to reduce the prices we charge for our services; the risk that we will incur unanticipated liabilities under our authentication and grading warranties that would increase our operating expenses; the risk that new service offerings and business initiatives that we may undertake will not gain market acceptance or will increase our operating expenses or reduce our overall profitability or even cause us to incur losses; the risk that our strategy to expand into new collectibles and other high value asset markets, such as the diamond market, primarily through business acquisitions, will not be successful in enabling us to improve our profitability; and the risks that we will be unable to successfully integrate the businesses that we acquire into our operations, or that those businesses will not gain market acceptance, or that our business expansion may result in a costly diversion of management time and resources and increase our operating expenses and possibly cause us to incur losses. Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2005 which we filed with the Securities and Exchange Commission on September 13, 2005.

    Due to the above-described risks and uncertainties and those described in that Annual Report, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release.

     Contacts:

     Joe Wallace
     Chief Financial Officer
     Collectors Universe
     949-567-1245
     Email: jwallace@collectors.com

     Brandi Piacente
     Investor Relations
     The Piacente Group, Inc.
     212-481-2050
     Email: brandi@thepiacentegroup.com

SOURCE  Collectors Universe
    -0-                             11/30/2005